Limelight Networks, Inc. Prices Offering of $110 Million of Convertible Senior Notes

SCOTTSDALE, Ariz. – July 22, 2020 – Limelight Networks, Inc. (Nasdaq: LLNW) (“Limelight”), a leading provider of video delivery and edge cloud services, today announced the pricing of $110 million aggregate principal amount of 3.50% convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of this offering was increased from the previously announced $100 million aggregate principal amount of notes. In connection with the offering of the notes, Limelight granted the initial purchasers of the notes a 13-day option to purchase up to an additional $15 million aggregate principal amount of notes. The sale of the notes is expected to settle on July 27, 2020, subject to customary closing conditions.

The notes will bear interest at a rate of 3.50% per year, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2021. The notes will mature on August 1, 2025, unless repurchased, redeemed or converted prior to such date. Prior to May 1, 2025, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. On and after May 1, 2025, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon conversion, the notes may be settled in shares of Limelight’s common stock, cash or a combination of cash and shares of Limelight’s common stock, at Limelight’s option. Holders of the notes will have the right to require Limelight to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture governing the notes). The conversion rate will initially be 117.2367 shares of Limelight’s common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $8.53 per share of Limelight’s common stock). The initial conversion price of the notes represents a premium of approximately 27.5% over the last reported sale price of Limelight’s common stock on The Nasdaq Global Select Market of $6.69 per share on July 22, 2020.

Limelight may not redeem the notes prior to August 4, 2023. On or after August 4, 2023, and on or before the 40th scheduled trading day immediately before the maturity date, Limelight may redeem for cash all or any portion of the notes if the last reported sale price of Limelight’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Limelight provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Limelight provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

When issued, the notes will be senior, unsecured obligations of Limelight and will be equal in right of payment with Limelight’s senior, unsecured indebtedness; senior in right of payment to Limelight’s indebtedness that is expressly subordinated to the notes; effectively subordinated to Limelight’s senior, secured indebtedness, including future borrowings, if any, under Limelight’s $20 million credit facility, to the extent of the value of the collateral securing that indebtedness; and structurally subordinated to all indebtedness and other liabilities, including trade payables, and (to the extent Limelight is not a holder thereof) preferred equity, if any, of Limelight’s subsidiaries.

In connection with the pricing of the notes, Limelight entered into privately negotiated capped call transactions with one of the initial purchasers of the notes and other financial institutions (in this capacity, the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Limelight’s common stock upon any conversion of the notes or at Limelight’s election (subject to certain conditions) to offset any cash payments Limelight is required to make in excess of the aggregate principal amount of the converted notes, as the case may be, upon any conversion of the notes, with such reduction or offset subject to a cap. The cap price of the capped call transactions will initially be $13.38 per share of Limelight’s common stock, which represents a premium of 100.0% over the last reported sale price of Limelight’s common stock on The Nasdaq Global Select Market of $6.69 per share on July 22, 2020, and is subject to certain adjustments under the terms of the capped call transactions.

Limelight estimates that the net proceeds from this offering will be approximately $106.3 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Limelight (assuming no exercise of the initial purchasers’ option to purchase additional notes). Limelight intends to use approximately $14.4 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Limelight expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties. Limelight intends to use the remainder of the net proceeds from this offering for working capital and other general corporate purposes.

Limelight has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Limelight’s common stock and/or enter into various derivative transactions with respect to Limelight’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Limelight’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Limelight’s common stock and/or purchasing or selling shares of Limelight’s common stock or other of Limelight’s securities in secondary market transactions from time to time prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or conversion of the notes if Limelight makes the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Limelight’s common stock or the notes, which could affect the ability of holders of the notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Limelight’s common stock and value of the consideration that holders of notes will receive upon conversion of such notes.

The notes were and will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of Limelight’s common stock potentially issuable upon conversion of the notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any notes or shares of Limelight’s common stock, nor shall there be any offer, solicitation or sale of notes or such common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding whether Limelight will issue the notes, the anticipated use of the net proceeds from this offering, and expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, risks related to the offering of the notes and the consummation of the capped call transactions, including that such transactions may not occur, market risks and uncertainties and the impact of any natural disasters or public health emergencies, such as the COVID-19 pandemic. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available on the SEC website at www.SEC.gov. All information provided in this release is as of July 22, 2020, and we undertake no duty to update this information in light of new information or future events, unless required by law.

About Limelight

Limelight Networks, Inc. (Nasdaq: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows.

Source: Limelight Networks, Inc.

CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com